                                                                   EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the use of our report on the financial statements of Grey Wolf Drilling Company and to all other references to our Firm included in or made a part of this registration statement.



                                       /s/ ARTHUR ANDERSEN LLP

                                       ARTHUR ANDERSEN LLP

Houston, Texas

May 20, 1997